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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements (Nos. 033-65113, 333-84848, 333-114473 and 333-152296) on Forms S-8 of Cache, Inc. of our report dated March 19, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Cache, Inc. and subsidiaries and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cache, Inc. and subsidiaries for the year ended January 2, 2010.

/s/ MHM Mahoney Cohen CPAs

(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York
March 19, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM